COPY

LOAN AGREEMENT

DATE: 08/08/13

PARTIES:

This Loan Agreement dated 08/08/13, is entered into between **BTND, LLC & BTND West, LLC**, whose address is 405 Main Ave West Suite 2D, West Fargo, ND 58078 (hereinafter referred to as the "Borrower"), and **Gary Copperud** (hereinafter collectively referred to as the "Guarantor", whether singular or plural), and **BNC National Bank**, whose address is 322 East Main, Bismarck, ND 58501 (hereinafter referred to as the "Bank"). The Bank has agreed to extend credit to the Borrower in an amount of **$272,000.00** under the terms and conditions as defined hereunder.

TERMS OF FINANCING:

NOTE #:	9543323
LOAN TYPE:	Closed-end LOC
PURPOSE:	Acquisition of Real Property in Sidney MT
AMOUNT:	272,000.00
CURRENT BALANCE:	0
PAYMENT:	Monthly Interest during 3-draw period, then P&I based on 60 month amortization
BASE INTEREST RATE:	A variable rate adjusted daily at the Wall Street Journal Prime Rate (currently 3.25%) + 1.75%, providing a current effective rate of 5.00%. With an Interest Rate Floor of 5.00%
AMORTIZATION:	60
MATURITY DATE:	11/8/2018
ORIGINATION FEES:	1% of commitment ($2.720)
TRANSACTION COSTS:	All hard costs incurred now or in the future relating to subject financing
PREPAYMENT PENALTY:	None
SECURITY:	All assets as defined in Real Estate Mortgage dated August 8, 2013, Security Agreement dated August 8, 2013, and all other security documents of record existing now or in the future.
GUARANTORS:	Unsecured, unlimited personal guaranty of Gary Copperud

INDEX RATE:

The index rate of interest, as defined in the Promissory Note(s) for loan(s) #9543323 shall be Wall Street Prime Rate ("WSPR"). WSPR shall be the highest variable rate published in the Wall Street Journal and will change from time to time and the interest rate payable by the Borrower will change based on the terms of this Agreement and Promissory Note(s) following the establishment of a new Wall Street Prime Rate.

COVENANT WAIVER FEES:

The Bank has committed to make the described credit facilities available to Borrower based upon current information provided by the Borrower and under the terms and conditions set forth in this Agreement. As further defined hereunder, should the Borrower or any Guarantor become in default in the due performance or observance with any terms, conditions, provisions, requirements (affirmative and negative covenants), or clauses in any of the loan documentation, including this Agreement, the Promissory Note(s), the Security Agreement, or any other document executed in association with the loan transaction, the Bank may, at its sole and complete discretion, waive the default, provided that no such waiver will be effective unless it is in writing and such waiver shall be subject to immediate loan repricing or a covenant waiver fee of up to $500 each for reporting requirement covenant violation and up to $1,000 each for all other violations with the terms and requirements of this Agreement.

LOAN EXTENSION FEES:

Any loan extension agreement required to be entered into between the Bank and the Borrower, due to the Borrower's inability to comply with the terms and conditions of this Agreement, shall be subject to a loan extension fee of up to 1% of the outstanding balance of the Promissory Note(s) being extended.

ADVANCES:

The Bank has agreed to make Advances to the Borrower from time to time on any business day during the period from the date hereof and ending on the earlier of the maturity dates of each individual loans or the date on which the Bank determines that an Event of Default has occurred, according to the terms and conditions of each individual loan as herein defined.

Advance requests must be made no later than 4:00 pm Central Time. Advance requests made after this time will be processed on the next business day.

TERMS, COVERAGE, AND TERMINATION:

The term of this Agreement shall be from the date of this Agreement set forth above and continue thereafter until all indebtedness has been paid in full.

The Bank has committed to make the described credit facilities available to Borrower under the terms described and subject to the conditions set forth in this Agreement. Unless otherwise agreed in writing, this Agreement covers all loan applications, loans, and indebtedness pending or outstanding between the Bank and Borrower as of the date hereof as well as any and all other loans hereinafter made by the Bank to Borrower and amends or replaces any earlier loan agreements outstanding between the parties so that no further reference to any such earlier agreement is necessary. Unless otherwise suspended, terminated, or released in writing, all previously executed presently existing security agreements, financing statements, guaranties, real estate mortgages, assignments, and all other security documents shall remain in full force and effect hereunder and shall be deemed security/collateral for all loans covered hereunder.

The commitment to fund the individual credit facilities terminate upon the maturity dates of these credit facilities but may be renewed by the Bank at its sole discretion. If this commitment is terminated for any reason, including default, its terms and conditions, other than the Bank's obligation to advance additional funds, shall continue to apply so long as there remains any unpaid obligation of the Borrower to the Bank under the Agreement or the Promissory Note(s).

LOAN COMMITMENTS / LOAN PROPOSALS / PRIOR NEGOTIATIONS:

Upon the execution of this Agreement by the Borrower and Guarantor, all previous loan commitments, loan proposals, negotiations, and any and all other documents exchanged between the parties regarding the loans that are evidenced by this Agreement are null and void and this Agreement shall govern the parties understanding of the terms and conditions of the loans, loan documents, covenants, warranties, and representations of the parties.

FINANCIAL STATEMENTS:

In making this commitment, the Bank has relied on financial statements prepared by, or on behalf of, the Borrower. The Borrower warrants that the financial statements and supporting schedules are true and correct and that the conditions reflected by them have not materially changed between the date of the financial statements and the date of this Agreement. Borrower further warrants that the financial statements do not omit any material fact necessary to make such information misleading and the Borrower is not aware of any fact that has, or might have a material and/or adverse effect on the Borrower's source of income, financial condition, or assets.

BORROWER RECORD KEEPING AND BANK INSPECTION OF COLLATERAL AND RECORDS:

Borrower will keep true and accurate records of its business operations and accounts, and the Borrower will permit Bank at any reasonable time and during regular business hours to inspect any of the Borrower's property, any of the Bank's secured collateral, and to examine the Borrower's books, records, and files, and to discuss the affairs of the Borrower with its officers and directors.

AUTHORIZATION TO OBTAIN INFORMATION:

By agreeing to the terms of this Agreement, the Borrower and Guarantor authorize the Bank to request, receive, or verify information from third parties, including but not limited to accountants, credit agencies, employers, tax preparers, and other financial institutions, that which is required in connection with the Note(s) as part of the Bank's standard due diligence, for a period of time through which the Note(s) remain outstanding with the Bank. Such information may include, but is not limited to, employment history and income, bank account balances, credit bureau reports, internally-prepared financial statements, accountant-prepared financial statements, tax returns, and any other information required by the Bank under standard due diligence. A Borrower's Certification and Authorization form is attached as Exhibit "A" to this Agreement.

COLLATERAL OWNERSHIP AND WARRANTIES:

The Borrower and Guarantors covenant that this Agreement and any security agreement taken in connection with this Agreement will vest in Bank a first priority security interest upon the collateral named, subject to no prior liens except as disclosed to the bank and agreed upon in writing by the parties. Borrower warrants that it has good marketable title to the collateral subject to no security interest or lien except as reflected in the financial statements furnished to the Bank in connection with this Agreement. Borrower further warrants that it will keep all of the collateral in good working order and insured for at least the amount of the indebtedness owed to the Bank hereunder.

DOCUMENTATION REQUIRED TO MAINTAIN VALID LIEN:

The Borrower and Guarantors covenant that upon request by the Bank they will execute such financing statements, security agreements, lien documents, and other perfection and security instrumentation as will ensure that Bank creates and maintains a valid and perfected security interest and priority lien on the collateral.

GUARANTIES:

The Guarantors herein covenant that they guaranty payment of all loan accommodations referred to in this Agreement and repayment of all advances made thereunder, together with interest and costs of collection, if any. Said guaranty is of payment and is a continuing, absolute, and unconditional guaranty.

APPLICATION OF PAYMENT:

Unless the Borrower specifically states on the Borrower's mode or method of payment as to the application of the payments, Bank shall apply all payments received to any and all loans of the Borrower at the Bank's discretion without reference or regard to the application of payment premised upon age, interest, penalties, or principal.

DISBURSEMENT OF LOAN PROCEEDS:

The Promissory Note(s) and other loan documents executed hereunder shall provide for the terms, conditions, and the method of disbursements of monies advanced hereunder. Disbursements may be a single advance, multiple advance, or line of credit. Prior to such disbursement, Borrower must satisfy the terms and conditions of the Agreement and any other request of the Bank that is consistent with this Agreement. If upon the date that the advance is desired, the Borrower has not performed all of its agreements and/or has not complied with all of the requirements as set forth under this Agreement, or under the terms and conditions of any other loan document or agreement, the Bank may refuse to advance any further sums under this Agreement and the bank may exercise any and all other right the Bank has pursuant to this Agreement.

NO DEFAULTS:

The Borrower warrants that neither the Borrower or the Guarantor are in default of a material provision under any material agreement, instrument, decree, or order to which they are a party or by which their property is or could be so bound or affected. The Borrower and Guarantor further warrant that all Federal, State, and Local income tax returns have been filed and have paid all taxes as shown on said returns and all assessments received by the Borrower and Guarantor to the extent that such taxes have become due.

CONDITIONS PRECEEDING FIRST ADVANCE:

The obligation of the Bank to extend credit to the Borrower or to provide the Borrower with any advances, loans, or other financial accommodations shall be subject to each of the following conditions, unless waived in writing by the Bank:

(i) All representations and warranties set forth in this Agreement shall be true and correct as of the date of the requested credit extension and following the requested credit extension;

(ii) The Borrower and Guarantor have executed and delivered to the Bank all loan documentation, agreements, and financial information in connection with the Note(s) and this Agreement and such documentation constitutes an accurate, valid, legal, and binding obligation of the Borrower and Guarantor to the Bank;

(iii) The Borrower and Guarantor have verified, by sufficient written evidence, that the representatives of Borrower and Guarantor are authorized to execute this Agreement and all other loan documentation and to bind Borrower and Guarantor to the terms and conditions herein;

(iv) The Borrower is in good standing and duly organized as required by law and has submitted to the Bank all necessary organizational documentation including, but not limited to, resolutions, trade name registrations, articles of incorporation, articles of organization, and partnership agreements;

(v) The Bank's liens, security interests, and other encumbrances upon the collateral shall be created, attached, filed, perfected, and recorded in accordance with applicable law and notice of such liens, security interests, and other encumbrances shall be provided to such parties as required by the Bank;

(vi) The Borrower shall have paid or cause to have paid to Lender all fees and expenses due and payable under this Agreement or any other loan document or letter on or before the date of execution of those documents or the date of any advances and/or extensions of the loans and/or other financial accommodations described therein;

(vii) No Event of Default shall have occurred and be continuing on the date of the requested advance or credit extension or after giving effect thereto; and

AFFIRMATIVE COVENANTS:

Until such time as all indebtedness under this Agreement or the Promissory Note(s) has been repaid to the Bank, Borrower shall comply with the following affirmative covenants:

1) **Reporting Covenants:**

(i) Within 120 days after the end of Borrower's fiscal year, a internally prepared financial report for the Borrower.

(ii) Within 30 days of each month-end, an internally-prepared financial report for the Borrower.

(iii) Within 120 days after the end of Borrower's fiscal year, updated personal financial statements for each of the guarantors.

(iv) Within 30 days of filing, copies of annual income tax returns for the Borrower and each of the guarantors.

2) **Financial Covenants:**

(i) None

3) **Other Covenants:**

(v) The Borrower shall maintain insurance of such types and in such amounts as are maintained by persons or companies of similar size engaged in the same or similar businesses and a may be required by the loan documents; provided, however, that each policy insuring any collateral securing the loans under this Agreement shall name the Lender as the loss payee or mortgagee.

(ii) The Borrower shall reimburse the Bank for reasonable expenses, fees, and disbursements (including, without limitation, reasonable attorney's fees and legal expenses), incurred in connection with the preparation or administration of this Agreement or any other loan document.

(iii) The Borrower shall permit the Bank and its representatives to inspect the Borrower's premises, books, records, and property to verify furnished statements and the physical condition of the collateral.

(iv) The Borrower shall maintain the collateral in good order and condition and apply the proceeds of any sale of the collateral to the repayment of the Promissory Note(s).

(v) The Borrower shall maintain the Borrower's main operating checking account with the Bank.

NEGATIVE COVENANTS:

Borrower agrees that as long as any indebtedness under this Agreement or the Promissory Note(s) has not been repaid to the Bank, the Borrower shall comply with the following negative covenants:

1) **Financial Covenants:**

(i) Borrower shall not, without the Bank's prior written consent, create security interests or mortgages encumbering any of its assets, except security interests in favor of the Bank.

(ii) Borrower shall not, without the Bank's prior written consent, guaranty, or otherwise become liable with respect to the obligations of any other person, firm, or corporation, or increase liability on any existing guaranty or obligation.

(iii) Borrower shall not, without the Bank's prior written consent, consolidate with or merge into or with any other entity or entities, change its legal identity, change its name, change the location of the collateral, change the location of its principal place of business, or change its state of organization.

2) **Other Covenants**:

(i) Borrower shall not, without the Bank's prior written consent, create security interests or mortgages encumbering any of its assets, except security interests in favor of the Bank.

(ii) Borrower shall not, without the Bank's prior written consent, create, incur, assume, or become obligated under any indebtedness except under the terms of this Agreement or incurred in the ordinary course of business (trade accounts).

(iii) Borrower shall not, without the Bank's prior written consent, guaranty, or otherwise become liable with respect to the obligations of any other person, firm, or corporation, or increase liability on any existing guaranty or obligation.

(iv) Borrower shall not, without the Bank's prior written consent, sell or transfer, except in the ordinary course of business, all or any substantial part of the Borrower's property.

(v) Borrower shall not, without the Bank's prior written consent, consolidate with or merge into or with any other entity or entities, change its legal identity, change its name, change the location of the collateral, change the location of its principal place of business, or change its state of organization.

EVENTS OF DEFAULT:

The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

1) Failure to pay, when due, any indebtedness referred to under this Agreement and the Promissory Notes(s), including any principal, interest, or any other sum advanced hereunder for any other purpose;

2) The Borrower or any Guarantor shall default in the due performance or observance with any terms, conditions, provisions, requirements (affirmative and negative covenants), or clauses in any of the loan documentation, including this Agreement, the Promissory Note(s), the Security Agreement, or any other document executed in association with the loan transaction;

3) Any warranty or representation set forth in this Agreement or any other loan document which is untrue in any material respect on this date as of which the facts set forth are stated or certified;

4) The Bank, in its sole discretion and in good faith, deems itself insecure due to a material adverse change in the condition (financial or otherwise), business, or property of the Borrower or any Guarantor;

5) The dissolution or termination of Borrower's existence as a going business, insolvency, appointment of a receiver for any part of Borrower's or any Guarantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against the Borrower or any Guarantor;

6) The death or incapacity of the Borrower, Guarantor, or any other party responsible for the indebtedness under this Agreement or the Promissory Note(s); or

7) Any attempt by the Borrower or any Guarantor to revoke, repudiate, or disavow the enforceability of any loan document associated with this Agreement of the Promissory Note(s);

CURE PERIOD:

If any event of default exists, the Bank is not obligated to provide any notice of an event of default to the Borrower. However, the Borrower, at the Bank's sole discretion, may be permitted to cure defaults as follows:

1) Failure to pay, when due, any indebtedness referred to under this Agreement and the Promissory Notes(s), including any principal, interest, or any other sum advanced hereunder for any other purpose may be cured, at the Bank's sole discretion, within 10 days of the payment becoming past due.

2) Any other event of default as defined under this Agreement and the Promissory Note(s), may be cured, at the Bank's sole discretion, within 30 days after such an event of default has occurred.

REMEDIES:

If any event of default exists, the Bank shall be entitled to exercise one or more of the following remedies or any other remedy allowed by law without notice:

1) Waive the default, provided that no such waiver will be effective unless it is in writing, and such waiver shall be subject to a waiver fee as defined under this Agreement;

2) Refuse to make any loan or loan disbursement under this Agreement or the Promissory Note(s);

3) Declare the entire outstanding balance on the Promissory Note(s), plus any accrued interest, to be immediately due and payable, and demand payment without further notice;

4) Utilize self-help repossession and immediately take possession, management, and/or control of the collateral without court order;

5) Immediately collect all rents, issues, income, profits, and proceeds from the collateral; and

6) To foreclose any and all personal property and real estate mortgages, security agreements, liens, and encumbrances upon the collateral.

Failure of the Bank to exercise any right or power under this Agreement or other tolerance of a condition of default shall not affect, or constitute a waiver of, the Bank's right to take action in the future.

SET OFF, ETC.:

Upon the occurrence and during the continuance of an Event of Default and without notice, the Bank may, at its sole discretion, offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts, or monies of the Borrower then or thereafter with the Bank, or any obligations of the Bank to the Borrower, against the obligations of the Borrower arising under this Agreement or any other loan document. The Borrower hereby grants to the Bank a security interest in all such balances, credits, deposits, accounts, or monies.

COLLECTION EXPENSES:

In the event that the Bank incurs any cost or expense in the collection of amounts due under this Agreement or the Promissory Note(s), the Borrower shall be obligated to pay to the Bank all such costs and expenses including reasonable attorney's fees and legal expenses, and including all such costs and expenses with respect to the seizure and sale of the collateral.

CROSS COLLATERAL:

Each asset given or standing as security or collateral for any of the Promissory Note(s) under the terms of this Agreement shall be cross-collateralized, and therefore shall constitute security or collateral for all Promissory Note(s) extended by the Bank to the Borrower arising under this Agreement. The Bank may, in its sole discretion, enforce its rights and remedies against the collateral without regard to nature of any asset, and without being required to attempt enforcement first against any particular item of collateral or the Borrower, Guarantor, or any other member of the loan party.

CROSS DEFAULT:

The occurrence of any default under the terms of this Agreement by the Borrower shall constitute an event of default with regards to all indebtedness under this Agreement or any other Agreement that the Borrower has with the Bank.

PRE-PAYMENT:

The Borrower and Guarantor shall have the right to prepay, without penalty, any or all of the outstanding indebtedness under this Agreement.

NO WAIVER:

No delay or failure by the Bank in the exercise of any right or remedy under this Agreement or under law shall constitute a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof of any other right or remedy.

AGREEMENT UPHELD DESPITE INVALIDITY OF ANY CLAUSE:

If a court of competent jurisdiction determines any clause or provision of this Agreement to be invalid or void for any reason, such finding will not affect the validity and enforceability of the balance of this Agreement.

GOVERNING LAW:

This Agreement is made under, and shall be governed by the laws of, the State of North Dakota. This Agreement shall be deemed for all purposes to have been made in the State of North Dakota and shall be governed by and construed under and in accordance with the laws of the State of North Dakota. Any cause of action between the parties hereto arising from this Agreement shall be brought only in the District Court, Burleigh County, South Central Judicial District Court in the State of North Dakota. The successful party shall be entitled to receive its costs and expenses incurred in bringing or defending any action arising hereunder, such costs and expenses to include reasonable attorney's fees. It is hereby acknowledged by the Borrower that the agreement for choice of law, jurisdiction, and venue of any legal action hereunder as contained herein is given by the Bank as contractual consideration in return for the substantial consideration given by the Bank to the Borrower under this Agreement.

MUTUAL ACKNOWLEDGEMENTS:

By signing below, the Bank and the Borrower acknowledge as of the date of this Agreement:

1) Familiarity with the terms of this Agreement;

2) Willingness to be bound by the provisions of this Agreement;

3) That there are not prior written or implied agreements between the Bank and the Borrower which apply to the described transaction or affect the rights and obligations of this Agreement;

4) That, except with respect to legal unenforceability, no amendment, modification or subsequent agreement will be effective to vary the terms of the Agreement, unless it makes specific reference to this Agreement and is in writing and signed by both the Bank and the Borrower; and

5) Receipt of a copy of this Agreement.

MODIFICATIONS IN WRITING ONLY:

Any modification of this Agreement, to be valid, must be in writing and signed by all parties hereto.

RENEWAL OPTION:

THE BANK IS UNDER NO OBLIGATION TO RENEW OR EXTEND THIS AGREEMENT OR THE PROMISSORY NOTE (S) OR TO PROVIDE OTHER FINANCING. THE BANK'S DECISION WITH RESPECT TO ANY SUCH RENEWALS OR EXTENSIONS OR ADDITIONAL FINANCING WILL BE A SEPARATE, INDEPENDENT DECISION AND MAY INVOLVE FACTORS OTHER THAN, OR IN ADDITION TO, THE BORROWER'S CREDITWORTHINESS OR PRIOR RELATIONSHIP WITH THE BANK.

SIGNATURES:

Borrower:

BTND, LLC
405 Main Avenue West, Suite 2D
West Fargo, ND 58078

By: ______________________
Gary Copperud
Its Member

SIGN HERE

BTND West, LLC
405 Main Avenue West, Suite 2D
West Fargo, ND 58078

By: ______________________
Gary Copperud
Its Member

SIGN HERE

Guarantor(s):

____
Gary Copperud, individual

SIGN HERE

Bank:

BNC National Bank
322 East Main Ave
Bismarck, ND 58501

By: ______________________
Chad Scott
Its SVP Business Banking

The foregoing instrument was acknowledged before me in the County of Larimer, State of Colorado, this 8th day of August, 2013. by Gary Copperud.

____
Notary Public State of Colorado

MALIN BRIAN HALL
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20124083516
MY COMMISSION EXPIRES JANUARY 11, 2017

STATE OF Colorado)

COUNTY OF Larimer)

On this the 8th day of August, 2013, before me, personally appeared Gary Copperud, known to me or satisfactorily proven to be the person described in and who executed the within instrument, and acknowledged to me that he executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

NOTARIZE

(SEAL)

NOTARY PUBLIC
COMMISSION EXPIRES: January 11, 2017

MALIN BRIAN HALL
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20124083516
MY COMMISSION EXPIRES JANUARY 11, 2017

EXHIBIT A

BORROWER'S AUTHORIZATION

CERTIFICATION:

1) The Borrower and Guarantor are indebted to BNC National Bank under the terms and conditions of the Loan Agreement dated August 8, 2013.

AUTHORIZATION:

1) Pursuant to the Loan Agreement, the Borrower and Guarantor authorize the Bank to request, receive, or verify information from third parties, including but not limited to accountants, credit agencies, employers, tax preparers, and other financial institutions, such information that is required in connection with the Note(s) as part of the Bank's standard due diligence, for a period of time through which the Note(s) remain outstanding with the Bank. Such information may include, but is not limited to, employment history and income, bank account balances, credit bureau reports, internally-prepared financial statements, accountant-prepared financial statements, tax returns, and any other information required by the Bank under standard due diligence.

2) A copy of this authorization may be accepted as an original.

SIGN & DATE

SIGNATURES:

Borrower:

BTND, LLC
405 Main Avenue West, Suite 2D
West Fargo, ND 58078

By: [signature]
Gary Copperud
Its Member

8-8-13
Date

SIGN & DATE

BTND West, LLC
405 Main Avenue West, Suite 2D
West Fargo, ND 58078

By: [signature]
Gary Copperud
Its Member

8-8-13
Date

SIGN & DATE

Guarantor(s):

[signature]
Gary Copperud, individual

394-52-8266
Social Security #

8 8 13
Date

STATE OF Colorado)

COUNTY OF Larimer)

On this the 8th day of August, 2013, before me, personally appeared Gary Copperud, known to me or satisfactorily proven to be the person described in and who executed the within instrument, and acknowledged to me that he executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

(SEAL)

NOTARY PUBLIC
COMMISSION EXPIRES: January 11, 2017

MALIN BRIAN HALL
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20124083516
MY COMMISSION EXPIRES JANUARY 11, 2017

NOTARIZE